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                            SCHEDULE 14A INFORMATION

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                            FIRST BANK SYSTEM, INC.
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                (Name of Registrant as Specified In Its Charter)

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                   Contact: John R. Danielson           Wendy Raway
                            Investor Relations          Media Relations
                            First Bank System, Inc.     First Bank System, Inc.
                            (612) 973-2261              (612) 973-2429




              FIRST BANK SYSTEM STRONGLY SUPPORTS HEARING CALLED BY
              -----------------------------------------------------
             CALIFORNIA STATE ASSEMBLY BANKING AND FINANCE COMMITTEE
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        -- COMMITTEE "WILL BE DISTURBED BY WHAT THEY FIND" IN THE WELLS
        ----------------------------------------------------------------
                    FARGO HOSTILE TAKEOVER PROPOSAL --
                    ----------------------------------


MINNEAPOLIS (January 10, 1995) -- First Bank System, Inc. (NYSE: FBS) today voiced strong support for the decision by the California State Assembly Banking and Finance Committee to hold a hearing to examine the consequences for California of Wells Fargo's hostile takeover proposal of First Interstate versus the friendly merger agreement between First Bank System and First Interstate.


John F. Grundhofer, First Bank System's Chairman, President and Chief Executive Officer, said, "Wells Fargo's hostile takeover proposal raises significant and troubling issues relating to anti-trust law and competition in California. We welcome the Committee's active interest in this matter. We are confident they will discover our proposed merger with First Interstate to be vastly superior for California and its communities as compared to the ill-conceived proposal by Wells Fargo, which would stifle competition, diminish vital services available to communities and slash jobs. Once the committee fully examines the Wells plan, we believe they will be disturbed by what they find."


"California will not be well served by the elimination of one of the few remaining state-wide banking competitors, nor by the thousands of job cuts, the closing of more than 380 of First Interstate's California branches, and the high risk business strategy called for by the Wells Fargo proposal. We, on the other hand, have no interest in decimating First Interstate branches, will preserve a major state banking competitor, and will pursue a strategy based on the growth of our combined lines of business. We look forward to forming a partnership with First Interstate and to continuing and enhancing First Interstate's presence in communities throughout California," said
Mr. Grundhofer.

                                   * * *

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FBS Strongly Supports Hearing
Page 2

     The participants in this solicitation may include First Bank System, Inc. ("FBS"), the directors of FBS (John F. Grundhofer, Roger L. Hale, Delbert W. Johnson, Norman M. Jones, John H. Kareken, Richard L. Knowlton, Jerry W. Levin, Kenneth A. Macke, Marilyn C. Nelson, Edward J. Phillips, James J. Renier, S. Walter Richey, Richard L. Robinson, Richard L. Schall, and Lyle E. Schroeder), Lester Pollack (Board Observer) and the following executive officers and employees of FBS: Richard A. Zona (Vice Chairman and Chief Financial Officer), Philip G. Heasley (Vice Chairman and President, Retail Product Group), Lee R. Mitau (Executive Vice President, Secretary and General Counsel), Susan E. Lester (Executive Vice President), Elizabeth A. Malkerson (Senior Vice President, Corporate Relations), David R. Edstam (Executive Vice President and Treasurer), David J. Parrin (Senior Vice President and Controller), Arnold C. Hahn (Senior Vice President, Corporate Development), Andrew Ceccre (Senior Vice President, Management Accounting and Forecasting), John R. Danielson (Senior Vice President, Investor Relations), Wendy Raway (Vice President and Manager of Media Relations) and Karin Glasgow (Assistant Vice President, Investor Relations).

     FBS and First Interstate Bancorp ("First Interstate" or "FI") are parties to an Agreement and Plan of Merger, dated as of November 5, 1995, pursuant to which a wholly owned subsidiary of FBS is to merge with and into First Interstate. In addition, First Interstate has granted to FBS an option to purchase up to 19.9% of the outstanding shares of common stock of First Interstate in certain circumstances. As of October 31, 1995, certain FBS subsidiaries held 54,437 shares of First Interstate common stock in a fiduciary capacity. FBS disclaims beneficial ownership of shares of First Interstate common stock held in a fiduciary capacity and any other shares held by any pension plan of FBS or any affiliates of FBS.

     As of November 30, 1995, Marilyn C. Nelson and Richard L. Robinson, directors of FBS, held 2,000 shares and 150 shares, respectively, of First Interstate common stock. Lester Pollack is an executive officer of Corporate Advisors, L.P., the general partner of two shareholders of FBS and the investment manager for another shareholder of FBS. Corporate Advisors, L.P. may be deemed to be indirectly controlled by Lazard Freres & Co. LLC, of which Mr. Pollack is a managing director. Lazard Freres & Co. LLC engages in a full range of investment banking, securities trading, market-making and brokerage services for institutional and individual clients. In the normal course of its business, Lazard Freres & Co. LLC may trade securities of First Interstate for its own account and the account of its customers and, accordingly, may at any time hold a long or short position in such securities.

     Although, J.P. Morgan Securities Inc. does not admit that it or any of its directors, officers, employees or affiliates is a "participant," as defined in Schedule 14A promulgated under the Securities Exchange Act of 1934 by the Securities and Exchange Commission (the "Commission"), or that such
Schedule 14A requires the disclosure of certain information concerning J.P. Morgan Securities Inc., it may assist FBS in this solicitation. J.P. Morgan Securities Inc. engages in a full range of investment banking, securities trading, market-making and brokerage services for institutional and individual clients. In the normal course of its business, J.P. Morgan Securities Inc. may trade securities of First Interstate for its own account and the account of its customers and, accordingly, may at any time hold a long or short position in such securities.

     Except as disclosed above, to the knowledge of FBS, none of FBS, the directors or executive officers of FBS or the employees or other representatives of FBS named above has any interest direct or indirect, by security holdings or otherwise, in First Interstate.

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